Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

      $2,000,000.00
Date: September 11, 2021

CLEARONE, INC.
AMENDED AND RESTATED PROMISSORY NOTE

FOR VALUE RECEIVED, CLEARONE, INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of Edward D. Bagley or his registered assigns (the “Holder”), the principal sum of Two Million Dollars $(2,000,000.00), on the earlier to occur of (i) the second business day following the date on which the Company receives its U.S. federal income tax return refund payment from the U.S. Internal Revenue Service, or (ii) January 3, 2022 (the “Maturity Date”), and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof.  In addition, the Company shall pay to the order of the Holder interest on any principal, interest or other amount payable hereunder that is not paid in full when due (whether at the time of any stated interest or principal payment date, at maturity or by prepayment, acceleration or declaration or otherwise) for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate per annum equal to five percent (5%) above the Interest Rate (as defined herein)(but in no event in excess of the maximum rate permitted under applicable law) (the “Default Rate”).

Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided on the signature page hereto or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 12.

1.                   Definitions.  In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

 “Interest Rate” means a fixed annual rate of eight percent (8.0%).

 “Original Issue Date” means July 2, 2021.

  Principal and Interest.

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(a)            The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at a fixed rate per annum equal to the Interest Rate.  Interest shall be payable monthly in arrears in cash on the last day of each month, except if such day is not a Business Day in which case such interest shall be payable on the next succeeding Business Day (each, an “Interest Payment Date”).  The first Interest Payment Date shall be July 31, 2021 and shall be pro-rated for the number of days elapsed from the Original Issue Date through July 31, 2021.   Upon conversion of any portion of the principal amount of this Note into Common Stock in accordance with Section 6 (whether pursuant to Section 6(a) or 6(b)), the Company shall pay to the Holder, in cash, the accrued interest with respect to the principal amount of this Note so converted by no later than the second (2nd) Business Day following the applicable Conversion Date.

(b)            On each Payment Date, the Company shall make a periodic cash amortization payment in respect of the principal balance of the Notes in accordance with Section 3.2(a)(ii) of the Purchase Agreement.

(c)            The Company shall have the right to prepay the Notes, from time to time, in cash following the one year anniversary of the Original Issue Date in accordance with Section 3.2(b) of the Purchase Agreement (including the payment of the prepayment premium specified therein).

(d)            The Company is obligated to prepay all or any portion of the Notes upon the occurrence of certain events as specified in, and in accordance with, Section 3.2(c) of the Purchase Agreement, including, without limitation, the payment of the premium specified therein.  The prepayment of all or any portion of the Notes in accordance with Sections 3.2(b) and 3.2(c) of the Purchase Agreement shall be allocated in accordance with Section 3.3 of the Purchase Agreement.

(e)            Except as expressly provided in Sections 3.2(a)(ii), 3.2(b) and 3.2(c) of the Purchase Agreement and except as expressly provided in this Note, the Note may not be prepaid in whole or in part absent the written consent of the Holder.

2.                   Ranking and Covenants.

(a)            (i) No Indebtedness of the Company or any Subsidiary shall be senior to or on a parity with the Notes in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise and (ii) the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except to the extent expressly permitted by, and subject to any approval required under, the Note Documents.

(b)            The covenants set forth in the Purchase Agreement (including Articles 8 and 9 of the Purchase Agreement and the affirmative and negative covenants set forth therein) are incorporated by reference herein and are for the benefit of the holders of the Notes.  The covenants set forth in Articles 8 and 9 of the Purchase Agreement may only be amended or waived by the written consent of the Holder.

(c)            The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required under the Notes and Warrants, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) each Note (taking into account the adjustments set forth in Section 10) and exercise of the Warrants (without giving effect to any limitations set forth therein), free from preemptive rights or any other contingent purchase rights of any other Person.  The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms of the Notes and/or Warrants, be duly and validly authorized and issued and fully paid and nonassessable.

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3.                   Registration of Notes.  The Company shall register the Notes upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time.  The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

4.                   Registration of Transfers and Exchanges.  Subject to compliance with applicable federal and state securities laws, this Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Note, the Purchase Agreement and the other Note Documents to which the transferring Holder is a party.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein.  Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

5.                   Conversion.

(a)            At the Option of the Holder.  All or any portion of this Note shall be convertible into shares of Common Stock, at the option of the Holder, at any time and from time to time from and after the Original Issue Date.  The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted divided by the Conversion Price on the Conversion Date (and any accrued interest on the principal amount of this Note that is being converted shall be paid, in cash, by the Company by no later than the second (2) Business Day following the Conversion Date).  The Holder shall effect conversions under this Section 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 2 attached hereto (the “Conversion Schedule”).  If the Holder is converting less than all of the principal amount of this Note, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount which has not been converted.  Any conversion of this Note (whether pursuant to Section 6(a) or 6(b)) in excess of the monthly principal amortization payment required to be paid on the next Payment Date shall, at the election of the Holder, be credited and applied against the next subsequent monthly principal amortization payment or any other monthly principal amortization payment, as designated by the Holder in its sole discretion.

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(b)            At the Option of the Company.  If at any time (i) the VWAP exceeds 200% of the Conversion Price then in effect for at least ninety (90) consecutive Trading Days (such ninety (90) consecutive Trading Day period that commences after the first anniversary of the Closing Date, the “Mandatory Conversion Measuring Period”) and the VWAP continues to exceed 200% of the Conversion Price for each Trading Day following the Mandatory Conversion Measuring Period through and including the Conversion Date, and (ii) the Equity Conditions are satisfied for each day of such Mandatory Conversion Measuring Period and continue to be satisfied for each day following the Mandatory Conversion Measuring Period through and including the Conversion Date, then the Company may elect to require the Holder to convert (a “Mandatory Conversion”) a portion of the outstanding principal amount of this Note, up to its entirety, into Common Stock by delivering an irrevocable written notice of such election to the holders of the Notes within five (5) Trading Days following the end of such Mandatory Conversion Measuring Period (the “Mandatory Conversion Notice”).  For purposes of example only, if the Conversion Price is $1.00, then the VWAP would need to be greater than $2.00 for each Trading Day in the relevant period for the condition set forth in Section 6(b)(i) to be satisfied.  The Mandatory Conversion Notice shall state: (i) the Conversion Date applicable to such Mandatory Conversion, which shall be the tenth (10th) Trading Day after the delivery of such Mandatory Conversion Notice; (ii) the aggregate principal amount of the Notes to be converted pursuant to the Mandatory Conversion; (iii) the number of shares of Common Stock to be issued to the Holder upon such Mandatory Conversion (taking into account the limitations set forth in Section 6(c) hereof); and (iv) that the Mandatory Conversion conditions (including the Equity Conditions) have been satisfied at all times during the Mandatory Conversion Measuring Period and through and including the delivery of the Mandatory Conversion Notice.   The principal amount of the Notes convertible as provided in Section 6(b) of the Notes shall be limited to a number of shares of Common Stock equal to the Volume Limit as of the Conversion Date applicable to such Mandatory Conversion.  The principal amount of this Note convertible as provided in this Section 6(b) shall be limited by Section 6(c).  The tenth (10th) Trading Day after the delivery of such Mandatory Conversion Notice will be the “Conversion Date” for such Mandatory Conversion.  If any of the Mandatory Conversion conditions (including any of the Equity Conditions) do not continue to be satisfied after the delivery by the Company of the Mandatory Conversion Notice and prior to the Conversion Date, the Company shall promptly deliver to the holders of the Notes a notice of such failure and each holder shall have the right, in its sole discretion, to either (I) waive such failure, in which case the Company shall complete the Mandatory Conversion in accordance with this Section 6(b), or (II) elect that the conversion of such holder’s Notes pursuant to the Mandatory Conversion not occur.  Notwithstanding the foregoing, the Company may effect only one (1) Mandatory Conversion during any one hundred fifty (150) consecutive Trading Days.  If the Holder delivers a Conversion Notice following its receipt of the Mandatory Conversion Notice and prior to the Conversion Date applicable to such Mandatory Conversion, the principal amount of the Notes converted by the Holder as part of such Conversion Notice shall reduce the principal amount of the Holder’s Note to be converted on the Conversion Date applicable to such Mandatory Conversion, unless the Holder elects otherwise in its Conversion Notice.

 If the Company elects to cause a Mandatory Conversion of any portion of this Note pursuant to this Section 6(b), then it must simultaneously take the same action in the same proportion with respect to all other Notes.  If the Company elects a Mandatory Conversion pursuant to Section 6(b) of the Notes with respect to less than the principal amount of all of the Notes then outstanding, then the Company shall require conversion of the Notes from each holder of the Notes in an amount equal to the product of (i) the aggregate principal amount of the Notes which the Company has elected to cause to be converted pursuant to Section 6(b) of the Notes, multiplied by (ii) a fraction, the numerator of which is the principal amount of such holder’s Note and the denominator of which is the principal amount of the Notes then outstanding.

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6.                   Mechanics of Conversion; Restrictive Legends.

(a)            Upon conversion of this Note, the Company shall promptly (but in no event later than three (3) Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion (or the Holder or its designee shall receive a credit for such Underlying Shares issuable upon such conversion to its balance account with DTC through its Deposit Withdrawal Agent Commission System).  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become the holder of record of such Underlying Shares as of the Conversion Date.  The Company shall, upon request of the Holder, use its reasonable best efforts to deliver the Underlying Shares hereunder electronically through The Depository Trust Company (the “DTC”), and to credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with the DTC through its Deposit Withdrawal Agent Commission System.  If the Company is not presently eligible to deliver its Common Stock electronically through DTC, the Company shall use its best efforts to take all action necessary to become so eligible promptly following the Closing Date.

(b)            The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder.  Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount; provided that the cancellation of the original Note shall not be deemed effective until a certificate for such Underlying Shares is delivered to the Holder, or the Holder or its designee receives a credit for such Underlying Shares to its balance account with DTC through its Deposit Withdrawal Agent Commission System.  Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.  The Holder shall deliver the original Note to the Company within thirty (30) days after the conversion of the entire Note hereunder, provided, that the Holder’s failure to so deliver the original Note shall not affect the validity of such conversion or any of the Company’s obligations under this Note, and the Company’s sole remedy for the Holder’s failure to deliver the original Note shall be to obtain an affidavit of lost note from the Holder.

(c)            The Company’s obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares (other than such limitations contemplated by this Note).

(d)            If by the fifth (5th) Trading Day after a Conversion Date the Company fails to deliver or cause to be delivered to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), then the Holder will have the right to rescind such conversion (including any Mandatory Conversion).

(e)            If by the third (3rd) Trading Day after a Conversion Date the Company fails to deliver or cause to be delivered to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall, at the option of the Holder (in its sole discretion), either (i) pay cash to the Holder (in addition to any other remedies available to or elected by the Holder) in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(f)             Each certificate for Underlying Shares shall bear a restrictive legend only if (i) there is not then an effective Registration Statement covering the resale of the Underlying Shares and naming the Holder as a selling stockholder thereunder and (ii) the Underlying Shares are not freely transferable by the Holder without volume restrictions pursuant to Rule 144; provided, that, no such restrictive legend shall be required if, in the opinion of counsel for the Holder or the Company, the securities represented thereby are not, at such time, required by law to bear such legend.

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7.                   Events of Default.

(a)            At any time or times following the occurrence of an Event of Default, the Holder shall have the rights and remedies set forth in Article 10 of the Purchase Agreement, including the right of acceleration set forth in Section 10.2 of the Purchase Agreement.

(b)            If this Note is accelerated in accordance with Article 10 of the Purchase Agreement and is not redeemed, in cash, in accordance with, and for the payment required under, Section 10.2 of the Purchase Agreement (the “EofD Redemption Amount”), then, in addition to all other remedies that may be available, the Holder may require the Company to pay all or any portion of the EofD Redemption Amount from time to time in shares of Common Stock of the Company as specified in one or more written notices from the Holder to the Company, with the number of such shares of Common Stock to be issued pursuant to any written notice from the Holder to the Company to be determined by dividing the EofD Redemption Amount to be paid in shares of Common Stock, as specified by the Holder in such written notice to the Company, by 93% of the lower of (y) the Market Price as of the date such EofD Redemption Amount became due and payable to the Holder and (z) the Market Price as of the date of such written notice by the Holder to the Company.  In the event the Holder exercises its rights under this paragraph, the Company agrees promptly to take all actions as may be required, including without limitation seeking to obtain stockholder approval if required, in order to comply with its obligations under this paragraph.  The term “Market Price” means, with respect to any date of determination, the arithmetic average of the VWAP for each of the twenty (20) consecutive Trading Days prior to such date of determination.

8.                   Charges, Taxes and Expenses.  Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

9.                   Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 10.

(a)            Stock Dividends and Splits.  If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this Section 10(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 10(a) shall become effective immediately after the effective date of such subdivision or combination.

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(b)            Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in Section 10(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then the Company shall deliver to the Holder (on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to the date on which holders of Common Stock became entitled to receive such Distributed Property.

(c)            Fundamental Changes.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reorganization, reclassification or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in Section 10(a)), or (v) there is a Change of Control (each case in clauses (i) through (v) above, a “Fundamental Change”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive (except to the extent previously distributed to the Holder pursuant to Section 10(b)), for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change), the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the “Alternate Consideration”).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change.  In the event of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

 (x)  this Note shall thereafter entitle the Holder to purchase the Alternate Consideration;

 (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Note and the other Note Documents; and

 (z) if registration or qualification is required under the 1934 Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  At the Holder’s request, any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 10(c) and ensuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change. If any Fundamental Change constitutes or results in a Change of Control, then the Company (or any such successor or surviving entity) will purchase each Note (unless such Holder declines to accept such payment in accordance with Section 3.2(c)(v) of the Purchase Agreement) for a purchase price, payable in cash, equal to the greater of (x) the purchase price specified in Section 3.2(c)(i)(I) of the Purchase Agreement, and (y) the product of (i) Event Equity Value and (ii) the Underlying Shares issuable upon conversion of the principal amount of each Note, plus all accrued but unpaid interest on each Note. Any repurchase of the Notes in connection with a Fundamental Change shall be made in the order of priority set forth in Section 3.3 of the Purchase Agreement (provided, that, any repurchase or repayment that is allocated to the principal amount of the Notes shall be applied to the principal payments in reverse chronological order).

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(d)            Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)            Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(f)             Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for a Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the holders of the Notes a notice describing the material terms and conditions of such transaction, at least twenty (20) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the holders of the Notes are given the practical opportunity to convert the Notes prior to such time so as to participate in or vote with respect to such transaction.

10.              No Fractional Shares.  The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note.  If any fraction of an Underlying Share would, except for the provisions of this Section 11, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

11.              Notices.  Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 12.

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12.              Miscellaneous.

(a)            This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Subject to the restrictions on transfer set forth herein, this Note may be assigned by the Holder.  The Company shall not be permitted to assign this Note absent the prior written consent of the Holder.

(b)            Except as expressly set forth herein, nothing in this Note shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

(c)            THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

(d)            This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof.  The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note.  The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(e)            If action is instituted to collect on this Note, the Company promises to pay all reasonable costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.  The Company shall pay the reasonable attorneys’ fees incurred by the Holder in connection with any amendment to, or waiver of, this Note or any other Note Document.

(f)             In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

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(g)            In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price (if not otherwise adjusted) shall be amended to appropriately account for such event.

(h)            This Note, together with the other Note Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.  No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the Holder.  Any waiver executed by the Holder shall be binding on the Company and all holders of the Notes.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

 (i) This Note is one of the Notes referred to in the Purchase Agreement and is secured by the Collateral described therein.  The Guaranty and Collateral Agreement grants the Collateral Agent, on behalf of the Holder and the other holders of the Notes, certain rights with respect to the Collateral upon an Event of Default.  The Subsidiaries have guaranteed the obligations of the Company under the Notes pursuant to the Guaranty and Collateral Agreement.

(j) The Holder shall have no rights as a holder of Common Stock as a result of being a holder of this Note, except as required by law or rights expressly provided in this Note.

(k) This Amended and Restated Promissory Note amends, restates and supersedes the Promissory Note dated July 2, 2021 in the principal amount of $2,000,000.00 issued by the Company in favor of the Holder.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CLEARONE, INC.

By/s/ Zeynep Hakimoglu
Name: Zeynep Hakimoglu
Title: Chief Executive Officer

Acknowledged and Agreed to by:

Edward D. Bagley

/s/ Edward D. Bagley

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